EXHIBIT 99

ADP Reports Third Quarter Fiscal 2014 Results

Revenues Rise 7%, Nearly all Organic, to $3.3 Billion for the Quarter; EPS Rises 7%

ROSELAND, N.J., April 30, 2014 (GLOBE NEWSWIRE) -- ADP® (Nasdaq:ADP), a leading global provider of Human Capital Management (HCM) solutions, today announced its third quarter fiscal 2014 financial results ending March 31, 2014. Highlights below:

  ADP reported 7% growth in revenues, nearly all organic, to $3.3 billion for the quarter.
  Pretax and net earnings from continuing operations both increased 6%.
  Diluted earnings per share from continuing operations of $1.06 increased 7% from $0.99 a year ago.
  ADP acquired 0.5 million shares of its stock for treasury at a cost of $42 million in the quarter.
  ADP announced the planned spin-off of its Dealer Services business, which is expected to be completed in October of 2014.

"ADP posted results for the third quarter that reflect the strength of our business model and demonstrate that our innovative solutions resonate with the marketplace," said Carlos Rodriguez, president and chief executive officer, ADP. "I am particularly pleased with worldwide new business bookings growth of 14% for Employer Services and PEO Services combined. During the last few months, ADP showcased new product innovations targeted to both mid-sized and large companies. We held an interactive virtual event announcing enhancements to ADP Workforce Now® that help simplify regulatory compliance and leverage analytics to assist clients with managing their Human Capital Management needs. In addition, at our ADP Meeting of the Minds conference for up-market clients we previewed a new user experience."

"Each of our business segments performed well in the quarter, driving good growth in both revenues and pretax earnings," said Jan Siegmund, chief financial officer, ADP. "Share repurchases were lower than in prior quarters as a result of ADP's decision to not repurchase shares prior to the announcement of the planned spin-off of Dealer Services. We remain committed to returning excess cash to our shareholders over the long-term."

High-margin client interest revenues declined from a year ago and negatively impacted third quarter revenue growth 0.4 percentage points due to a lower yield on the client funds portfolio, partially offset by growth in average client funds balances. This decline in client interest revenues was the primary driver of the lower contribution from the client funds extended investment strategy, which negatively impacted growth in pretax earnings from continuing operations 2% and pretax margin 60 basis points, offsetting the pretax margin expansion in the business segments. The lower contribution from the client funds extended investment strategy reduced diluted earnings per share from continuing operations almost $0.02, or 2% for the quarter.

Employer Services

Employer Services' revenues grew 6% for the third quarter, nearly all organic, compared to last year's third quarter. The number of employees on our clients' payrolls in the United States increased 2.8% for the quarter as measured on a same-store-sales basis for a subset of our clients' payrolls ranging from small to large businesses. During this key retention period, worldwide client retention increased 80 basis points compared to last year's third quarter. Employer Services' pretax margin increased 70 basis points for the quarter benefiting from increased operating efficiencies.

For the third quarter, combined worldwide new business bookings for Employer Services and PEO Services grew 14%. New business bookings represent annualized recurring revenues anticipated from new orders.

PEO Services

PEO Services' revenues increased 15% for the third quarter, all organic, compared to last year's third quarter.  PEO Services' pretax margin decreased 40 basis points for the quarter primarily due to a higher level of expense related to increased new business bookings. Average worksite employees paid by PEO Services increased 18% for the quarter to approximately 328,000.

Dealer Services

Dealer Services' revenues grew 7% for the third quarter, nearly all organic, compared to last year's third quarter. Dealer Services' pretax margin improved 180 basis points benefiting from non-recurring items in the quarter.

Interest on Funds Held for Clients

The safety, liquidity and diversification of our clients' funds are the foremost objectives of our investment strategy.  Client funds are invested in accordance with ADP's prudent and conservative investment guidelines and the credit quality of the investment portfolio is predominantly AAA/AA.

For the third quarter, interest on funds held for clients declined $11.9 million, or 11%, from $112.0 million a year ago to $100.1 million, due to a decline of about 30 basis points in the average interest yield to 1.6%, partially offset by an increase of 9% in average client funds balances from $23.2 billion to $25.2 billion.

Dealer Services Spin-off

As announced on April 10, 2014, ADP plans to spin-off its Dealer Services business into an independent publicly-traded company. The transaction is structured as a tax-free spin-off of 100% of Dealer Services to ADP shareholders and is expected to be completed in October of 2014. ADP expects to receive at least $700 million in conjunction with the spin-off. Following the spin-off, ADP intends to increase the dividend annually, subject to board approval, keeping intact its 39-year track record of dividend increases. However, ADP expects to grow the dividend at a slower rate than earnings to allow the company to return to its pre-separation target dividend payout ratio of 55% to 60% in about two years. ADP expects to incur spin-related expenses of approximately $20 million in the fourth quarter of fiscal 2014, which are excluded from the forecast below.

Discontinued Operations

During the quarter, ADP sold a business that generated approximately $23 million in revenues and approximately $0.01 of earnings per share in fiscal 2013. The results of operations and the gain of $10.5 million on the sale of this business are reported within discontinued operations in the fiscal 2014 and 2013 results within this release.

Fiscal 2014 Forecast

Our updated fiscal 2014 forecasts exclude any one-time expenses anticipated in connection with the Dealer Services spin-off and the results of discontinued operations.

Total ADP Fiscal 2014 Forecast

Revenues – about 8% growth, compared with our prior forecast range of 7% to 8% growth

  Includes approximately 0.5 percentage points of anticipated drag for the year related to the decline in interest on client funds from a continued low interest rate environment, partially offset by the forecasted growth in average client funds balances.

Pretax Margins – slight improvement in pretax margin from the adjusted 18.8% in fiscal 2013, consistent with our prior forecast

  Includes an anticipated drag of about 80 basis points for the year from the lower contribution from the client funds extended investment strategy.

Effective Tax Rate – about flat with the adjusted 33.9% in fiscal 2013, consistent with our prior forecast

Diluted Earnings per Share from Continuing Operations – about 9% growth compared to the adjusted $2.88 in fiscal 2013, compared with our prior forecast of 8% to 10%

  The lower contribution from the client funds extended investment strategy is expected to reduce earnings per share growth $0.08, or about 3%.

Reportable Segments Fiscal 2014 Forecast

  Employer Services – consistent with our prior forecast
    Revenue growth of 7%
    Pretax margin expansion of about 100 basis points
    Pays per control – up 2.0% to 3.0%
  PEO Services –
    About 14% revenue growth, which is an increase from our prior forecast range of 12% to 13% growth
    Slight pretax margin expansion, consistent with our prior forecast
  Combined Employer Services and PEO Services new business bookings – about 8%, consistent with our prior forecast
  Dealer Services – consistent with our prior forecast
    Revenue growth of about 8%
    Pretax margin expansion of about 100 basis points

Interest on Funds Held for Clients, Interest Income on Corporate Funds Fiscal 2014 Forecast

The interest assumptions in our forecasts are based on Fed Funds futures contracts and forward yield curves as of April 28, 2014.  The Fed Funds futures contracts used in the client short and corporate cash interest income forecasts do not anticipate any changes during fiscal 2014 in the Fed Funds target rate. The three-and-a-half and five-year U.S. government agency rates based on the forward yield curves as of April 28, 2014 were used to forecast new purchase rates for the client and corporate extended, and client long portfolios, respectively.

  Interest on funds held for clients is expected to decline $45 to $50 million, or 11% to 12%, based on a decline of about 40 basis points in the expected average interest yield to 1.8%. This is partially offset by anticipated growth in average client funds balances of approximately 8%, which is an increase from our prior forecast of approximately 6% to 7% growth.
  Interest income on corporate funds is expected to decline approximately $10 million primarily due to a decline in interest income related to the client funds extended investment strategy, which is included in interest income on corporate funds.
  In combination, the total contribution from the client funds extended investment strategy is expected to be $55 to $60 million lower than a year ago.

Web Site Schedules

The schedules of quarterly and full year revenues and pretax earnings by reportable segment for fiscal years 2012 and 2013, and the first, second and third quarters of fiscal 2014 are posted to the ADP Investor Relations Web site (http://investors.adp.com) under the Financials section.

An analyst conference call will be held today, Wednesday, April 30, 2014 at 8:30 a.m. EDT. A live webcast of the call will be available on a listen-only basis. To listen to the webcast go to ADP's Investor Relations Web site, http://investors.adp.com, and click on the webcast icon.  Please note, this webcast will be broadcast in two streams: Windows Media and Flash. You may switch streams by selecting "Windows Media" or "Flash" from the gear-setup symbol located to the right-hand side of the volume control on the webcast player. Please check your system at least 10 minutes prior to the webcast. A presentation will be available to download and print about 60 minutes before the webcast at the ADP Investor Relations Web site at http://investors.adp.com. ADP's news releases, current financial information, SEC filings and Investor Relations presentations are accessible at the same Web site.

About ADP

With more than $11 billion in revenues and more than 60 years of experience, ADP® (Nasdaq:ADP) serves approximately 620,000 clients in more than 125 countries.  As one of the world's largest providers of business outsourcing and Human Capital Management solutions, ADP offers a wide range of human resource, payroll, talent management, tax and benefits administration solutions from a single source, and helps clients comply with regulatory and legislative changes, such as the Affordable Care Act (ACA).  ADP's easy-to-use solutions for employers provide superior value to companies of all types and sizes.  ADP is also a leading provider of integrated computing solutions to auto, truck, motorcycle, marine, recreational vehicle, and heavy equipment dealers throughout the world.  For more information about ADP, visit the company's Web site at www.ADP.com.

Automatic Data Processing, Inc. and Subsidiaries
Statements of Consolidated Earnings
(In millions, except per share amounts)
(Unaudited)
	Three Months Ended		Nine Months Ended
	March 31,		March 31,

	2014	2013	2014	2013
Revenues:
Revenues, other than interest on funds held for clients and PEO revenues	$ 2,572.5	$ 2,435.1	$ 7,177.1	$ 6,690.6
Interest on funds held for clients	100.1	112.0	278.6	320.4
PEO revenues (A)	647.4	562.2	1,677.0	1,473.8
Total revenues	3,320.0	3,109.3	9,132.7	8,484.8

Expenses:
Costs of revenues:
Operating expenses	1,640.5	1,515.5	4,655.5	4,279.3
Systems development & programming costs	180.5	164.1	531.7	480.3
Depreciation & amortization	63.4	63.6	188.7	189.0
Total costs of revenues	1,884.4	1,743.2	5,375.9	4,948.6

Selling, general & administrative expenses	673.2	653.6	1,986.0	1,888.0
Interest expense	0.9	1.2	4.7	7.3
Total expenses	2,558.5	2,398.0	7,366.6	6,843.9

Other income, net	(8.3)	(12.0)	(59.1)	(74.2)

Earnings from continuing operations before income taxes	769.8	723.3	1,825.2	1,715.1

Provision for income taxes	259.4	241.7	611.4	581.0

Net earnings from continuing operations	$ 510.4	$ 481.6	$ 1,213.8	$ 1,134.1

Earnings from discontinued operations before income taxes	16.6	1.5	19.5	70.9

Provision for income taxes	5.4	0.4	6.2	26.2

Net earnings from discontinued operations	$ 11.2	$ 1.1	$ 13.3	$ 44.7

Net earnings	$ 521.6	$ 482.7	$ 1,227.1	$ 1,178.8

Basic Earnings Per Share from Continuing Operations	$ 1.07	$ 1.00	$ 2.53	$ 2.35
Basic Earnings Per Share from Discontinued Operations	0.02	--	0.03	0.09
Basic Earnings Per Share	$ 1.09	$ 1.00	$ 2.56	$ 2.44

Diluted Earnings Per Share from Continuing Operations	$ 1.06	$ 0.99	$ 2.51	$ 2.33
Diluted Earnings Per Share from Discontinued Operations	0.02	--	0.03	0.09
Diluted Earnings Per Share	$ 1.08	$ 0.99	$ 2.54	$ 2.42

Dividends declared per common share	$ 0.480	$ 0.435	$ 1.395	$ 1.265

Components of other income, net:
Interest income on corporate funds	$ (6.7)	$ (6.0)	$ (42.4)	$ (51.3)
Realized gains on available-for-sale securities	(2.2)	(6.7)	(19.7)	(21.3)
Realized losses on available-for-sale securities	0.7	0.7	3.2	1.5
Gains on sales of buildings	--	--	--	(2.2)
Other, net	(0.1)	--	(0.2)	(0.9)
Total other income, net	$ (8.3)	$ (12.0)	$ (59.1)	$ (74.2)

(A) Professional Employer Organization ("PEO") revenues are net of direct pass-through costs, primarily consisting of payroll wages and payroll taxes, of $6,396.8 and $5,317.8 for the three months ended March 31, 2014 and 2013, respectively, and $17,484.4 and $15,254.5 for the nine months ended March 31, 2014 and 2013, respectively.

Automatic Data Processing, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)
	March 31,	June 30,
	2014	2013
Assets
Cash and cash equivalents/Short-term marketable securities (B)	$ 1,693.9	$ 1,727.1
Other current assets	2,594.9	2,241.9
Assets of discontinued operations	--	16.7
Total current assets before funds held for clients	4,288.8	3,985.7
Funds held for clients	26,243.8	22,228.8
Total current assets	30,532.6	26,214.5

Long-term marketable securities (B)	54.3	314.0
Property, plant and equipment, net	767.5	728.6
Other non-current assets	5,242.1	5,011.0
Total assets	$ 36,596.5	$ 32,268.1

Liabilities and Stockholders' Equity
Other current liabilities	$ 2,585.9	$ 2,526.4
Obligations under reverse repurchase agreements (B)	--	245.9
Liabilities of discontinued operations	--	4.2
Client funds obligations	25,992.3	21,956.3
Total current liabilities	28,578.2	24,732.8

Long-term debt	12.1	14.7
Other non-current liabilities	1,390.1	1,330.7
Total liabilities	29,980.4	26,078.2

Total stockholders' equity	6,616.1	6,189.9
Total liabilities and stockholders' equity	$ 36,596.5	$ 32,268.1

(B) As of June 30, 2013, $245.2 million of long-term marketable securities and $0.7 million of cash and cash equivalents have been pledged as collateral under the Company's reverse repurchase agreements.
Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)
	Three Months Ended
	March 31,
	2014	2013	Change	% Change
Revenues from continuing operations (C)
Employer Services	$ 2,350.9	$ 2,223.2	$ 127.7	6%
PEO Services	650.8	565.5	85.3	15%
Dealer Services	494.9	463.3	31.6	7%
Other	(176.6)	(142.7)	(33.9)	n/m
Total revenues from continuing operations	$ 3,320.0	$ 3,109.3	$ 210.7	7%

Pre-tax earnings from continuing operations (C)
Employer Services	$ 840.5	$ 780.2	$ 60.3	8%
PEO Services	60.5	54.6	5.9	11%
Dealer Services	113.5	98.0	15.5	16%
Other	(244.7)	(209.5)	(35.2)	n/m
Total pre-tax earnings from continuing operations	$ 769.8	$ 723.3	$ 46.5	6%

Pre-tax margin (C)
Employer Services	35.8%	35.1%	0.7%
PEO Services	9.3%	9.7%	(0.4)%
Dealer Services	22.9%	21.2%	1.8%
Other	n/m	n/m	n/m
Total pre-tax margin	23.2%	23.3%	(0.1)%

	Nine Months Ended
	March 31,
	2014	2013	Change	% Change
Revenues from continuing operations (C)
Employer Services	$ 6,396.1	$ 5,950.4	$ 445.7	7%
PEO Services	1,686.9	1,483.1	203.8	14%
Dealer Services	1,452.0	1,355.9	96.1	7%
Other	(402.3)	(304.6)	(97.7)	n/m
Total revenues from continuing operations	$ 9,132.7	$ 8,484.8	$ 647.9	8%

Pre-tax earnings from continuing operations (C)
Employer Services	$ 1,956.0	$ 1,747.3	$ 208.7	12%
PEO Services	171.9	150.9	21.0	14%
Dealer Services	315.0	280.1	34.9	12%
Other	(617.7)	(463.2)	(154.5)	n/m
Total pre-tax earnings from continuing operations	$ 1,825.2	$ 1,715.1	$ 110.1	6%

Pre-tax margin (C)
Employer Services	30.6%	29.4%	1.2%
PEO Services	10.2%	10.2%	0.0%
Dealer Services	21.7%	20.7%	1.0%
Other	n/m	n/m	n/m
Total pre-tax margin	20.0%	20.2%	(0.2)%

(C) Effective July 1, 2013, the Company no longer allocates a cost of capital charge to its reportable segments and no longer adjusts the operating results of its reportable segments on a constant exchange rate basis. As a result of these changes, all prior-period amounts have been reclassified to conform to the current period presentation.
n/m - not meaningful
	Three Months Ended
	March 31,
	2014	2013	Change	% Change
Earnings per share information:
Net earnings from continuing operations	$ 510.4	$ 481.6	$ 28.8	6%
Net earnings	$ 521.6	$ 482.7	$ 38.9	8%

Basic weighted average shares outstanding	478.9	482.7	(3.8)	(1)%
Basic earnings per share from continuing operations	$ 1.07	$ 1.00	$ 0.07	7%
Basic earnings per share	$ 1.09	$ 1.00	$ 0.09	9%

Diluted weighted average shares outstanding	483.0	486.5	(3.5)	(1)%
Diluted earnings per share from continuing operations	$ 1.06	$ 0.99	$ 0.07	7%
Diluted earnings per share	$ 1.08	$ 0.99	$ 0.09	9%

	Nine Months Ended
	March 31,
	2014	2013	Change	% Change
Earnings per share information:
Net earnings from continuing operations	$ 1,213.8	$ 1,134.1	$ 79.7	7%
Net earnings	$ 1,227.1	$ 1,178.8	$ 48.3	4%

Basic weighted average shares outstanding	479.1	482.8	(3.7)	(1)%
Basic earnings per share from continuing operations	$ 2.53	$ 2.35	$ 0.18	8%
Basic earnings per share	$ 2.56	$ 2.44	$ 0.12	5%

Diluted weighted average shares outstanding	483.4	487.1	(3.7)	(1)%
Diluted earnings per share from continuing operations	$ 2.51	$ 2.33	$ 0.18	8%
Diluted earnings per share	$ 2.54	$ 2.42	$ 0.12	5%

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data
(Dollars in millions, except per share amounts)
(Unaudited)
	Three Months Ended
	March 31,
Key Statistics:	2014	2013
Internal revenue growth:
Employer Services (D)	6%	6%
PEO Services	15%	10%
Dealer Services (D)	6.4%	8%

Employer Services:
Change in pays per control - U.S.	2.8%	2.7%
Change in client revenue retention percentage - worldwide	0.8 pts	0.4 pts
Employer Services/PEO new business bookings growth - worldwide	14%	9%

PEO Services:
Paid PEO worksite employees at end of period	330,000	278,000
Average paid PEO worksite employees during the period	328,000	279,000

	Nine Months Ended
	March 31,
Key Statistics:	2014	2013
Internal revenue growth:
Employer Services (D)	7%	6%
PEO Services	14%	12%
Dealer Services (D)	7%	8%

Employer Services:
Change in pays per control - U.S.	2.8%	2.9%
Change in client revenue retention percentage - worldwide	0.1 pt	0.3 pts
Employer Services/PEO new business bookings growth - worldwide	8%	9%

PEO Services:
Paid PEO worksite employees at end of period	330,000	278,000
Average paid PEO worksite employees during the period	312,000	275,000

(D) Current year segment results reflect actual foreign exchange rates. Prior year segment results were adjusted to reflect actual foreign exchange rates.

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)
	Three Months Ended
	March 31,
	2014	2013	Change	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$ 1.4	$ 1.5	$ (0.0)	(3)%
Corporate extended	0.8	0.7	0.1	17%
Total corporate	2.3	2.2	0.1	3%
Funds held for clients	25.2	23.2	2.1	9%
Total	$ 27.5	$ 25.4	$ 2.1	8%

Average interest rates earned exclusive of realized losses (gains) on:
Corporate, other than corporate extended	0.9%	0.7%
Corporate extended	1.6%	1.8%
Total corporate	1.2%	1.1%
Funds held for clients	1.6%	1.9%
Total	1.6%	1.9%

Net unrealized gain position at end of period	$ 254.8	$ 655.0

Average short-term financing (in billions):
U.S. commercial paper borrowings	$ 0.7	$ 0.6
U.S. & Canadian reverse repurchase agreement borrowings	0.2	0.1
	$ 0.8	$ 0.7

Average interest rates paid on:
U.S. commercial paper borrowings	0.1%	0.2%
U.S. & Canadian reverse repurchase agreement borrowings	0.9%	1.0%

Interest on funds held for clients	$ 100.1	$ 112.0	$ (11.9)	(11)%
Corporate extended interest income (E)	3.4	3.4	0.0	1%
Corporate interest expense-short-term financing (E)	(0.5)	(0.6)	0.1	6%
	$ 103.0	$ 114.8	$ (11.8)	(10)%

	Nine Months Ended
	March 31,
	2014	2013	Change	% Change
Average investment balances at cost (in billions):
Corporate, other than corporate extended	$ 1.3	$ 1.3	$ 0.1	6%
Corporate extended	2.7	2.9	(0.2)	(6)%
Total corporate	4.1	4.2	(0.1)	(3)%
Funds held for clients	20.4	18.7	1.6	9%
Total	$ 24.4	$ 22.9	$ 1.5	7%

Average interest rates earned exclusive of realized losses (gains) on:
Corporate, other than corporate extended	0.9%	0.8%
Corporate extended	1.6%	2.0%
Total corporate	1.4%	1.6%
Funds held for clients	1.8%	2.3%
Total	1.8%	2.2%

Net unrealized gain position at end of period	$ 254.8	$ 655.0

Average short-term financing (in billions):
U.S. commercial paper borrowings	$ 2.4	$ 2.5
U.S. & Canadian reverse repurchase agreement borrowings	0.4	0.4
	$ 2.7	$ 2.9

Average interest rates paid on:
U.S. commercial paper borrowings	0.1%	0.2%
U.S. & Canadian reverse repurchase agreement borrowings	0.6%	0.7%

Interest on funds held for clients	$ 278.6	$ 320.4	$ (41.8)	(13)%
Corporate extended interest income (E)	33.3	44.0	(10.7)	(24)%
Corporate interest expense-short-term financing (E)	(3.5)	(5.6)	2.1	38%
	$ 308.3	$ 358.7	$ (50.4)	(14)%

(E) While "Corporate extended interest income" and "Corporate interest expense-short-term financing" are non-GAAP disclosures, management believes this information is beneficial to reviewing the financial statements of ADP. Management believes this information is beneficial as it allows the reader to understand the extended investment strategy for ADP's client funds assets, corporate investments and short-term borrowings. A reconciliation of the non-GAAP measures to GAAP measures is as follows:

Automatic Data Processing, Inc. and Subsidiaries
Other Selected Financial Data, Continued
(Dollars in millions, except per share amounts or where otherwise stated)
(Unaudited)
	Three Months Ended
	March 31,
	2014	2013

Corporate extended interest income	$ 3.4	$ 3.4
All other interest income	3.3	2.6
Total interest income on corporate funds	$ 6.7	$ 6.0

Corporate interest expense - short-term financing	$ 0.5	$ 0.6
All other interest expense	0.4	0.6
Total interest expense	$ 0.9	$ 1.2

	Nine Months Ended
	March 31,
	2014	2013

Corporate extended interest income	$ 33.3	$ 44.0
All other interest income	9.1	7.3
	$ 42.4	$ 51.3

Corporate interest expense - short-term financing	$ 3.5	$ 5.6
All other interest expense	1.2	1.7
Total interest expense	$ 4.7	$ 7.3

Automatic Data Processing, Inc. and Subsidiaries
Consolidated Statement of Adjusted / Non-GAAP Financial Information
(In millions, except per share amounts)
(Unaudited)

The following table reconciles the Company's results for the twelve months ended June 30, 2013 to adjusted results that exclude a non tax-deductible goodwill impairment. The Company uses certain adjusted results, among other measures, to evaluate the Company's operating performance in the absence of certain items and for planning and forecasting of future periods. The Company believes that the adjusted results provide relevant and useful information for investors because it allows investors to view performance in a manner similar to the method used by the Company's management and improves their ability to understand the Company's operating performance. Since adjusted earnings, adjusted provision for income taxes, adjusted EPS, and adjusted pre-tax margin are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation from, or as a substitute for, earnings, provision for income taxes, EPS, and pre-tax margin, and they may not be comparable to similarly titled measures employed by other companies.

	Twelve months ended June 30, 2013
	Earnings from continuing operations before income taxes		Provision for income taxes	Effective Tax Rate	Net earnings from continuing operations	Basic EPS from continuing operations	Diluted EPS from continuing operations

As Reported	$ 2,076.1	(F)	$ 718.0	34.6%	$ 1,358.1	$ 2.81	$ 2.79

Add Adjustment:
Goodwill impairment	42.7		--		42.7	0.09	0.09

As Adjusted	$ 2,118.8	(F)	$ 718.0	33.9%	$ 1,400.8	$ 2.90	$ 2.88

(F) For the twelve months ended June 30, 2013 the As Reported pre-tax margin was 18.4% and the As Adjusted pre-tax margin was 18.8%.

This document and other written or oral statements made from time to time by ADP may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical in nature and which may be identified by the use of words like "expects," "assumes," "projects," "anticipates," "estimates," "we believe," "could" and other words of similar meaning, are forward-looking statements. These statements are based on management's expectations and assumptions and are subject to risks and uncertainties that may cause actual results to differ materially from those expressed. Factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include: ADP's success in obtaining, retaining and selling additional services to clients; the pricing of products and services; changes in laws regulating payroll taxes, professional employer organizations and employee benefits; overall market and economic conditions, including interest rate and foreign currency trends; competitive conditions; auto sales and related industry changes; employment and wage levels; changes in technology; availability of skilled technical associates; and the impact of new acquisitions and divestitures.  In addition, the proposed spin-off of the Dealer Services business is subject to inherent risks and uncertainties, including: risks that the spin-off will not be consummated; increased demands on our management team to accomplish the spin-off, significant transaction costs and risks from changes in results of operations of our reportable segments. ADP disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. These risks and uncertainties, along with the risk factors discussed under "Item 1A. - Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 should be considered in evaluating any forward-looking statements contained herein.

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